FIRST AMENDMENT TO
              RESTRICTED STOCK AWARD AGREEMENT FOR
        FLEMING COMPANIES, INC. 1996 STOCK INCENTIVE PLAN


          THIS FIRST AMENDMENT TO RESTRICTED STOCK AWARD AGREEMENT FOR FLEMING COMPANIES, INC. 1996 STOCK INCENTIVE PLAN dated as of August 18, 1998 (the "Amendment"), is made by and between Fleming Companies, Inc., an Oklahoma corporation (the "Company"), and ____ ______________, an individual (the "Participant").

                       W I T N E S S E T H:

          WHEREAS, the Company and the Participant entered into that certain Restricted Stock Award Agreement for Fleming
Companies, Inc. 1996 Stock Incentive Plan dated as of November 1,
1997 (the "Restricted Stock Agreement"); and

          WHEREAS, the Company and the Participant mutually desire to amend the Restricted Stock Agreement, and it is to the mutual benefit of the Company and the Participant to amend the Restricted Stock Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the Company and the Participant hereby amend the Restricted Stock Agreement as follows:

     1.   The Amendments.

          (a) Section 3(b). Section 3(b) of the Restricted Stock Agreement is amended by deleting the words "which have not yet vested upon a Change of Control of the Company, as such term is defined in Section 2.4(a) of the Plan" at the end thereof and replacing them with the following:

          "which have not yet vested upon the occurrence of a Change of Control Event as such term is defined in Section 2.4 of the Plan."

          (b) Section 5. Section 5 of the Restricted Stock Agreement is amended by deleting the words "or a Change of Control of the Company occurs as defined in Section 2.4(a) of the Plan" in the third paragraph thereof and replacing them with the following:

          "or a Change of Control Event occurs as
          defined in Section 2.4 of the Plan."

     2. The Agreement. The term "Agreement" as used in the Restricted Stock Agreement and in this Amendment shall hereafter mean the Restricted Stock Agreement as amended by this Amendment. The Restricted Stock Agreement, as amended hereby, shall continue in full force and effect in accordance with the terms thereof.

     3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Oklahoma.

     4. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on the date first written above.


                                FLEMING COMPANIES, INC., an
                                Oklahoma corporation


                                By
                                  Craig A. Grant
                                  Senior Vice President -
                                    Organizational Strategies and
                                    Management Development

                                         "COMPANY"



                                ______________, an individual

                                         "Participant"